RETIREMENT BENEFIT AGREEMENT

This Retirement Benefit Agreement (this "Agreement"), effective on the date of the last signature hereto, is entered into by and between Trimble Inc., a Delaware Corporation (the "Company"), and James Veneziano (the "Employee").

WHEREAS, the Employee has been employed by the Company since 1990 and has served as Senior Vice President of the Company since 2009;

WHEREAS, the Employee and the Company are parties to an Indemnification Agreement dated October 3, 2017 (the "Indemnification Agreement");

WHEREAS, the Employee's employment with the Company will terminate effective as of the close of business on December 22, 2017 (the "Retirement Date"), and the Company wishes to document the agreement between the parties with respect to the Employee's additional retirement benefits; and

WHEREAS, the Employee and the Company want to fully and finally settle all issues, differences, and claims, whether potential or actual, between the Employee and the Company, that might arise out of Employee's employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, including the Settlement Agreement and Release of All Claims attached hereto as Exhibit A (the "Release"), the Employee and the Company agree as follows:

1. Provided the Employee has executed and delivered the Release on or before the Release Deadline (as defined in Section 8 below) and such Release has become effective and irrevocable, the Employee shall be entitled to receive the following payments and benefits:

    (a) each outstanding stock option held by the Employee that has been granted under any of the Company's stock option or incentive plans shall become immediately vested and exercisable, and shall continue to be exercisable following the Employee's Retirement during the period set forth in the applicable agreement evidencing the option grant;

    (b) the full vesting of all outstanding restricted stock units granted prior to January 31, 2017 under any of the Company's incentive plans and held by the Employee immediately prior to the Retirement Date (the "RSUs");

    (c) the pro rata vesting of any outstanding performance-based restricted stock units granted prior to January 31, 2017 under any of the Company's incentive plans and held by the Employee immediately prior to the Retirement Date ("PRSUs") equal to the number of PRSUs that become eligible to vest based on actual attainment of the performance goals, multiplied by a fraction, the numerator of which is the number of calendar days that have elapsed between the commencement of the performance period applicable to the PRSUs and the Retirement Date, and the denominator of which is the total number of calendar days contained in the corresponding performance period; the PRSUs that vest pursuant to this Section 1(c) shall be settled within 65 days of the last day of the applicable performance period; and

    (d) a lump sum cash payment equal to the annual bonus payable to the Employee pursuant to the Company's Management Incentive Plan that is determined to be payable for the fiscal

year in which the Retirement Date occurs, multiplied by a fraction, the numerator of which is the number of calendar days that have elapsed between the commencement of the performance period applicable to such bonus and the Retirement Date, and the denominator of which is the total number of calendar days contained in the performance period, which shall be payable within 65 days of the last day of the applicable performance period.

2. Non-Competition & Non-Solicitation:

(a) Warranties: Employee warrants and agrees that during his employment in a position of trust with the Company and as a member of the Company's Executive Committee, he has had extensive involvement with and knowledge of the Company's Proprietary Information and that he would not be able to work for a competitor of the Company without using such proprietary information.

(b) Non-Compete: Employee agrees that he will not engage, directly or indirectly, either as a proprietor, stockholder, partner, officer, employee, or otherwise, in the same or similar activities as he performed for the Company, on behalf of any person who directly competes with the Company, from the Retirement Date through the third (3rd) anniversary of the Retirement Date.

(c) Non-Solicitation of Customers: The Employee agrees that he will not, directly or indirectly, solicit, agree to sell or sell any of the types of products sold by the Company, to any person who purchased products from the Company, or who received the benefits of products sold by the Company, or with whom the Employee or the Employee's reports had substantial dealings with during the Employee's employment with Company, from the Retirement Date through the third (3rd) anniversary of the RetirementDate.

(d) Non-Solicitation of Employees: The Employee agrees that the Employee shall not solicit, attempt to solicit away, or assist any person in soliciting any current employee of the Company. This includes, but is not limited to, identifying to a successor employer or other person the Company's employees who have special knowledge concerning the Company's proprietary information or communicating what specialized information the Company's employees have, from the Retirement Date through the third (3rd) anniversary of the Retirement Date.

(e) Notification of New Employer. The Employee agrees that if he becomes employed by a new employer, the Employee will provide the Company with the new employer's contact information, and the Company may notify the new employer of the Employee's rights and obligations under Section 2 of this Agreement.

3. Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Employee is a "specified employee" (as defined and applied in Section 409A) as of the Retirement Date, to the extent any payment under this Agreement constitutes deferred compensation (after taking into account any applicable exemptions under Section 409A) and to the extent required by Section 409A, the Employee shall instead receive such payments (including settlement of equity awards) on the earlier of (a) the first day following the six-month anniversary of the Retirement Date, or (b) the Employee's date of death, to the extent such delay is otherwise required in order to avoid a prohibited distribution under Section 409A. For purposes of Section 409A, each "payment" (as defined by Section 409A) made under this Agreement shall be considered a "separate payment." Further, to the extent the payments contemplated under Section 7 constitute deferred compensation and the 30-day payment period described in Section 7 spans two calendar years, then the payments contemplated thereunder shall be paid in the second calendar year. In addition, for purposes of

Section 409A, payments shall be deemed exempt from Section 409A to the full extent possible under the "short-term deferral" exemption of Treasury Regulation § 1.409A- 1(b)(4) and (with respect to amounts paid no later than the second calendar year following the calendar year containing the Retirement Date) the "two-years/two-times" separation pay exemption of Treasury Regulation § 1.409A-1(b)(9)(iii), which are hereby incorporated by reference. Notwithstanding anything to the contrary in this Agreement, the Company may amend the Agreement, or take any other actions, as deemed necessary or appropriate to (a) exempt any payment or benefit under the Agreement from Section 409A and/or preserve the intended tax treatment of the payments or benefits under the Agreement, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under such Section, but the Company shall not be under any obligation to make any such amendment. Nothing in this Agreement shall provide a basis for any person to take action against the Company based on matters covered by Section 409A, including the tax treatment of any payment or benefit under the Agreement, and the Company shall not under any circumstances have any liability to the Employee, his estate or any other party for any taxes, penalties or interest due on any payment or benefit under this Agreement, including taxes, penalties or interest imposed under Section 409A.

4. Injunctive Relief; Cumulative Remedies: The Employee hereby acknowledges and agrees that monetary damages would be an inadequate remedy for any breach or threatened breach of Section 2 of this Agreement and that, in the event of any such breach or threatened breach of Section 2, injunctive relief will be necessary to prevent irreparable injury to the Company. Accordingly, the Employee hereby agrees that, in addition to any other relief to which the Company may be entitled, any court having jurisdiction may enter appropriate injunctive or other equitable relief to prevent a breach or threatened breach of Section 2. The Employee further agrees that this Section 4 shall not be interpreted to limit the remedies for any breach or threatened breach of this Agreement and that all remedies available under law or in equity shall be available to the Company.

5. The Indemnification Agreement. The parties acknowledge and agree that even though the Employee's employment with the Company will terminate on the Retirement Date, the Company continues to be bound by and subject to the terms and conditions of the Indemnification Agreement.

6. Severability. If any part of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, as to any material aspect, then such part shall be deemed deleted from the Agreement or amended, as the case may be, in order to render the remainder of the Agreement valid and enforceable.

7. Notice. For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States Mail, certified and return receipt requested, postage prepaid, addressed as follows:

   If to the Employee:
   James Veneziano
   755 6th Street
   Boulder, CO 80302

   If to the Company:
   Trimble Inc.
   935 Stewart Drive
   Sunnyvale, California 94085
   Attention: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. Alternatively, notice may be deemed to have been delivered when sent by facsimile or email to a location provided by the other party hereto.

8. Release. Unless the following requirement is waived by the Compensation Committee of the Board of Directors of the Company in its sole discretion, the payments and benefits payable under Section 1 shall not apply unless the Employee delivers (and does not revoke) an executed and effective release acceptable to the Company (substantially in the form attached hereto as Exhibit A) releasing the Company, its subsidiaries, stockholders, partners, officers, directors, employees and agents from any and all claims and from any and all causes of action of any kind, including but not limited to all claims or causes of action arising out of the Employee's employment with the Company or the termination of such employment (the "Release Agreement"). The Employee shall execute and return the Release Agreement within the time period provided for by the Company, but in no event later than 30 days following the Retirement Date (the "Release Deadline"). If the Release Agreement has not been returned on or before the Release Deadline, the Employee shall not be entitled to any benefits and payments pursuant to Section 1 of this Agreement.

9. Amendment; Modification. This Agreement may not be amended, modified, supplemented or otherwise altered, expect by a writing signed by the parties hereto.

10. Waiver. Any failure or delay on the part of the Company in exercising its rights under this Agreement shall not operate as a waiver of such rights, nor shall a single or partial exercise preclude any further exercise of any right, power or privilege by the Company.

11. Assignment. The Employee may not assign or transfer the Employee's rights or obligations under this Agreement without the prior written consent of Company. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be binding upon the Employee and Company and their respective legal representatives, successors and assigns.

12. Governing Law. This Agreement shall be interpreted in accordance with and governed in all respects by the laws of the State of Colorado. The parties further consent to the jurisdiction of the state and federal courts in the State of Colorado for any dispute arising out of this Agreement.

13. Attorneys' Fees: In any dispute arising out of this Agreement, the prevailing party shall be entitled to recover his or its reasonable costs and attorneys' fees.

14. Entire Agreement; Counterparts. This Agreement contains all of the understanding between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings, promises and agreements, whether oral or in writing, previously entered into between them with respect to the subject matter herein. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on the parties to the same extent as a manually signed original thereof.

[The Remainder of this Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned, having read and understood this Agreement, hereby agree to its terms and conditions.

Oct 6, 2017

James Veneziano

Oct 6, 2017

Steven W. Berglund
President & CEO
TRIMBLE INC.

EXHIBIT A

EMPLOYMENT SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

This Employment Separation Agreement and Release of All Claims (hereinafter "*Release Agreement*") is entered into by and between James Veneziano (hereinafter "*Employee*") and Trimble Inc., a Delaware corporation (hereinafter the "*Company*"). In consideration of the covenants set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, and to ensure that there are no outstanding issues between Employee and the Company following Employee's retirement from the Company, the parties agree to settle the disputes between them as follows:

1. The parties stipulate that:

   a. Employee was employed by the Company or with one of its subsidiaries (collectively, also the "Company") in a senior executive position.

   b. Employee and the Company are parties to an Indemnification Agreement dated October 3, 2017 (the "Indemnification Agreement").

   c. In connection with Employee's retirement from the Company, Employee and the Company entered into a Retirement Benefit Agreement dated as of [ ] (the "Retirement Benefit Agreement"). Under the terms of the Retirement Benefit Agreement, Employee's employment with the Company terminated effective as of the Retirement Date (as that term is defined in the Retirement Benefit Agreement).

   d. Among other things, the Retirement Benefit Agreement provides that as a condition of Employee's receipt of certain payments and benefits specified in the Retirement Benefit Agreement, Employee must execute and deliver to the Company a release of any and all claims that Employee may have against the Company. That is the reason the parties are entering into this Release Agreement.

   e. Employee has not filed, and has not assisted any third party in filing, any action (including but not limited to civil and administrative claims and actions) against the Company, or any of its past or present officers, directors, employees, stockholders, agents, predecessors, successors, representatives, suppliers, or affiliated companies (hereinafter referred to collectively as "the *Releasees*").

   f. Employee represents and agrees that Employee has been paid all compensation earned and due to Employee as of Employee's last day of work including, but not limited to, all accrued but unused vacation/PTO.

   g. Employee and the Company each desire to compromise, settle, discharge and release in full any and all rights, claims and actions whatsoever that Employee has or may have against the Releasees arising out of Employee's employment by the Company and/or the termination of Employee's employment, through action of law, statute, or contract, up to and including the Effective Date of this Release Agreement.

2. Upon Employee's execution of this Release Agreement, Employee shall deliver an original signed copy of the Release Agreement to the Company, along with any and all property owned by the Company that is within Employee's possession, including, but not limited to, computers, technical resources, programs, computer files and paperwork. Employee also agrees that Employee will provide any and all

lists of passwords and access information to the Company, including copies, and that he or she will retain none of the same.

3. a. Provided that Employee has completed the actions required in Section 2 of this Release Agreement, but not before the expiration of Employee's seven-day revocation period, Employee shall be entitled to the payments and benefits provided to Employee under the Retirement Benefit Agreement at the time or times set forth in the Retirement Benefit Agreement.

b. The consideration provided in this Section 3 to Employee is given in accordance with the following understanding and agreement of the parties:

(i) The parties agree that the consideration paid to Employee under this Section 3 shall constitute full and complete settlement of all claims of whatever kind that have been or could be made by Employee against any of the Releasees, without regard to whether such claims are based on an alleged breach of an obligation or duty arising from contract, tort, or statute.

(ii) Employee acknowledges and agrees that the Releasees have made no representations to Employee regarding the tax consequences of any consideration received by Employee pursuant to this Release Agreement. Employee agrees to pay federal and state taxes, if any, that are required by law to be paid by Employee with respect to this Release Agreement. Employee further agrees to indemnify, defend and hold the Releasees harmless from any claims, demands, judgments or recoveries by any governmental entity against the Releasees for any amounts claimed due on account of this Release Agreement based on or because of actions or omissions by Employee or pursuant to claims made under any federal or state tax laws based on or because of actions or omissions by Employee, and any costs, expenses or damages sustained by the Releasees by reason of any such claims, including any amounts paid by the Releasees as taxes, attorneys' fees, deficiencies, levies, assessments, fines, penalties, interest or otherwise.

(iii) Employee agrees that the consideration delivered under this Section 3 shall constitute the entire amount of consideration provided to Employee under this Release Agreement and that Employee will not seek any further compensation for any other claimed damage, cost or attorneys' fees in connection with the matters encompassed by this Release Agreement. This consideration paid by the Company is solely consideration for this Release Agreement to which Employee is not otherwise entitled.

4. In consideration for the Company's promise to deliver the consideration described above and in the Retirement Benefit Agreement, Employee agrees to and hereby does irrevocably waive and release the Releasees from any and all claims, charges, demands, obligations, damages, liabilities or causes of action of any kind whatsoever (hereinafter "claims"), whether known or unknown, suspected or unsuspected, that Employee has or may have against them by reason of any act, omission, transaction or event occurring up to and including the date Employee executes this Release Agreement, including, without limitation, any act, omission, transaction or event related to or arising out of Employee's employment with the Company or termination of that employment, without regard to whether such claims are based on alleged breach of an obligation or duty arising in contract or tort, any alleged unlawful act (under local ordinances, or other state or federal statutes), or any other claim regardless of the forum in which it might be brought. It is expressly understood and agreed by Employee that this waiver and release includes, but is not limited to, any and all rights or claims that arise under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Act, or any state or local laws including but not limited to the Colorado Anti-Discrimination Act, the Colorado Wage Claim Act; as well as any

and all claims arising under the Employee Retirement Income Security Act of 1974, up to the Effective Date of this Release Agreement but not thereafter. Employee also agrees to waive any right to bring, maintain, or participate in a class action, collective action, or representative action against the Releasees to the fullest extent permitted by law. The Employee agrees that except as may be permitted under applicable law, he may not serve as a representative of a class action, collective action, or representative action, may not participate as a member of a class action, collective action, or representative action, and may not recover any relief from a class action, collective action, or representative action. Employee further agrees that if he is included within a class action, collective action, or representative action, he will take all steps necessary to opt-out of the action or refrain from opting in, as the case may be. Nothing in this Release Agreement shall be construed to prohibit Employee from filing a charge or complaint, including a challenge to the validity of this Release Agreement, with the Equal Employment Opportunity Commission or comparable state or local authority.

5. Employee understands and agrees that Employee's release of claims described in this Release Agreement includes (but is not limited to) a waiver of Employee's rights and claims arising under the Age Discrimination in Employment Act of 1967 (ADEA). Employee understands and agrees that Employee has the right not to execute this Agreement without first having considered it for a full twenty-one (21) days from receipt of this Release Agreement. Employee agrees that Employee may sign this Release Agreement without waiting the full twenty-one (21) days and that, if Employee has done so, Employee's decision to do so has been knowing and voluntary, and not induced through fraud, misrepresentation, a threat to withdraw or alter the offer prior to the expiration of the twenty-one (21) day period, or the provision of different terms to employees who sign any release prior to the expiration of the twenty-one (21) day period. Employee did not execute this Release Agreement without first being advised in writing to consult an attorney of Employee's choice. Employee further understands and agrees that Employee:

a. Has had the full aforementioned twenty-one (21) day period within which to consider this Release Agreement before executing it and, if Employee has waived the full period, the waiver has been knowing and voluntary as described above;

b. Has carefully read and fully understands all of the provisions of this Release Agreement;

c. Has at all times during the course of negotiation and execution of this Release Agreement been advised by an attorney or has had adequate opportunity to consult counsel of Employee's choice concerning the terms of this Release Agreement. Employee was advised and is hereby advised in writing to consult with counsel of Employee's choice prior to entering into this Release Agreement;

d. Is, through this Release Agreement, releasing the Releasees from any and all claims that Employee has or may have against them;

e. Knowingly and voluntarily agrees to all of the terms set forth in this Release Agreement;

f. Knowingly and voluntarily intends to be legally bound by the same;

g. Has had a full seven (7) days following the execution of this Release Agreement to revoke this Release Agreement and has been and is hereby advised in writing that this Release Agreement shall not become effective or enforceable until the revocation period has expired; and

h. Understands that rights or claims under the Age Discrimination in Employment Act of 1967 that may arise after the date this Release Agreement is executed are not waived.

6. The parties acknowledge and agree that notwithstanding any provision in this Release Agreement to the contrary, they are not waiving or releasing any rights or obligations they may have under the Indemnification Agreement.

7. This Release Agreement is a full and final compromise and settlement and a general release by Employee that includes all unknown and unanticipated damages or injuries, to property or person, by reason of any act, omission, transaction or event occurring up to and including the date Employee executes this Release Agreement, including, without limitation, any act, omission, transaction or event related to or arising out of Employee's employment with the Company or termination of that employment. This waiver is not a mere recital, but is a known waiver of rights and benefits. This is a bargained-for provision of this Release Agreement and is further consider ation for the covenants and conditions contained herein.

8. Employee agrees to keep the terms and the amount of this Release Agreement completely confidential and agrees that Employee will not hereafter disclose any information concerning this Release Agreement to anyone, including, but not limited to, any past, present or prospective clients, employees, stockholders, agents, suppliers or competitors of the Company. The only exceptions to the foregoing sentence shall be disclosure to Employee's immediate family members and Employee's legal, financial and tax advisers as is necessary or disclosure as may be specifically required by federal, state or local administrative or judicial proceedings or to implement this Release Agreement and as otherwise provided under Section 11 of this Release Agreement. Under no circumstances, except as permitted herein, is Employee to mention the amount of any consideration provided pursuant to this Release Agreement. Employee further agrees to condition any disclosure concerning the terms or amount of this Release Agreement that is permitted hereunder upon an agreement by the recipient not to disclose the terms of this Release Agreement to anyone and to respond to inquiries regarding the Employee's resignation in the same way that Employee and the Company must respond hereunder, except for disclosures required by federal, state or local law or regulation. If Employee or the Company receives any inquiry about Employee's resignation and this Release Agreement, each agrees to state only that (1) Employee resigned his employment with the Company,and (2) the terms of Employee's resignation are confidential and cannot be discussed, or words to virtually the identical effect.

9. Employee acknowledges and agrees that in the course of Employee's employment with the Company, Employee has had access to and/or made use of certain confidential information relating to the business activities of the Company. Such confidential information includes, but is not limited to, the Company's practices and processes in managing its human resources such as recruiting, retention, compensation and training; the Company's business strategies including marketing and distribution; financial results; pricing data; key persons to contact with regard to customer accounts and customer needs; market surveys and research data; and contractual agreements between the Company and customers, distributors and other persons or entities, compilations of information and records that are owned by the Company and are regularly used in the operation of the Company's business and other information that is kept confidential by the Company.

   a. Employee agrees that Employee will continue to abide by any written agreements concerning the use and protection of confidential and proprietary information, which are incorporated herein by reference, and that this Release Agreement does not extinguish any such written agreements. Employee agrees that Employee will not disclose any such confidential information, directly or indirectly, or use any of it in any way whatsoever.

   b. Employee further represents and agrees that all files, computer programs, records, documents, lists, specifications, and similar items relating to the business activities of the Company, including any

and all copies, whether prepared by Employee or otherwise coming into Employee's possession, custody or control, are property of the Company and have been or will be returned immediately by Employee to the Company and that Employee will not remove from the premises of the Company any such property or information.

10. Employee expressly agrees that except as provided by applicable law and under this Release Agreement, Employee will bring no new or further proceedings against the Company before any court or administrative tribunal or any other forum whatsoever by reason of any claim, liability or cause of action, whether known or unknown, suspected or unsuspected, arising out of Employee's employment or termination of that employment, or any other act, omission or transaction by the Company, occurring up to and including the Effective Date of this Release Agreement.

11. Nothing in this Release Agreement or under any other Company policy or agreement shall prohibit or interfere with Employee's right to file a charge or complaint, report a violation of the law, communicate, testify, assist, cooperate, or participate in an investigation, proceeding or hearing conducted by the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission or other federal, state or local agency or commission and Employee is not required to report such actions to the Company. In addition, nothing in the Release Agreement prohibits or restricts Employee's ability to share confidential company information regarding possible violations of the law with any federal, state or local government agency, and to accept monetary awards for providing information about violations of the law to any such agency (sometimes referred to as whistleblower awards or informant awards) under any whistleblower law, rule or program. For clarification, Employee's filing of a charge, reporting a violation of law, cooperating, or participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission or other federal, state, or local agency shall not be a violation of Employee's obligations under this Release Agreement or under any other agreement with the Company.

Additionally, nothing in this Release Agreement or under any other Company policy or agreement shall prevent or prohibit Employee from disclosing this Release Agreement to the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or other federal, state or local agency or commission, or as otherwise required by law or court order and Employee is not required to report such actions to the Company.

Employee will not be held liable under any Federal or State trade secret law or under this Release Agreement for the disclosure of a trade secret or other confidential information made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law. Employee likewise will not be held liable for any such disclosure if the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Also, if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose a trade secret or other confidential information to Employee's attorney and Employee may use the trade secret information or other confidential information in the court proceeding if Employee files any document containing the trade secret or other confidential information under seal and Employee does not otherwise disclose the trade secret or other confidential information, except pursuant to court order. The Company will not retaliate against Employee in any way for a disclosure made in accordance with this Section 10 or otherwise made in accordance with the law.

12. This Release Agreement and compliance with this Agreement shall not constitute or be construed as

an admission by the Company or the Releasees of any wrongdoing or liability of any kind, or an admission of any violation of the rights of Employee, or any person, or violation of any order, law, statute, duty or contract whatsoever, or that Employee was or is entitled to any amounts or relief demanded by him.

13. Each party shall bear his or its own costs and attorney's fees associated with the process leading to this Release Agreement.

14. Should any part of this Release Agreement be declared or determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts shall not be affected thereby, and said illegal, invalid or unenforceable part shall be deemed not to be a part of this Release Agreement.

15. Each party acknowledges that it has had an adequate opportunity to review the terms of this Release Agreement with counsel. The parties agree that this Release Agreement shall be interpreted in accordance with the law of the State of Colorado excluding its choice of law rules. The parties further agree that this Release Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either party.

16. Employee agrees that in executing this Release Agreement Employee does not rely and has not relied on any representation or statement made other than those specifically set forth in this written Release Agreement and the Retirement Benefit Agreement. The parties agree that this Release Agreement constitutes the entire agreement between Employee and the Company pertaining to the subject matter hereof and supersedes all undertakings, promises and agreements, whether oral or in writing, previously entered into between them with respect to the subject matter herein.

17. This Release Agreement shall be binding upon the parties hereto and, as applicable, upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Employee expressly warrants that Employee has not transferred to any person or entity any rights, causes of action, or claims released by this Release Agreement.

18. This Agreement is offered by the Company on **[Date]** and shall remain available, unless otherwise rejected by the Employee or revoked by the Company, until no later than 5:00 p.m. Pacific Time (2:00 p.m. Eastern Time) on **[Date]**, which is not less than twenty-one (21) days following the date this Release Agreement is offered. Employee may accept the offer only by returning an executed copy of this Release Agreement to the Company and by completing the other conditions specified in Section 2 above. If this Release Agreement is not accepted by Employee before the date and time specified above, the offer shall be deemed rejected and shall be revoked by the Company. The Effective Date of this Release Agreement shall be the eighth day after Employee signs and returns this Release Agreement to the Company so long as Employee (i) signs and returns this Release Agreement to the Company no later than 5:00 p.m. Pacific Time (2:00 p.m. Eastern Time) on **[Date]**, and (ii) does not exercise his right to revoke this Release Agreement as set forth in Section 5.g above.

19. The parties, having read all of the foregoing, having been advised by or having had adequate opportunity to consult with counsel, and having understood and agreed to the terms and conditions of this Employment Separation Agreement and Release of All Claims, do hereby voluntarily execute said Release Agreement by affixing their signatures hereto.

Dated:____________________

____

James Veneziano

Dated:____________________

For Trimble Inc.

____

By:
Its: